Exhibit 99.1

FOR IMMEDIATE RELEASE:

For further information, please contact:	Investor Contact:
Nancy Udell, S.V.P., PR & Advertising	Tom Severson, S.V.P. & Chief Financial Officer
(561) 682-4195	(561) 682-4115
Holly Policy, Publicist	Cheryl Scully, Treasurer and V.P. Investor Relations
(561) 682-4210	(561) 682-4211 phone, (561) 659-3689 fax

PAXSON COMMUNICATIONS REPORTS
THIRD QUARTER 2003 FINANCIAL RESULTS

West Palm Beach, Florida — Paxson Communications Corporation (AMEX-PAX) (the “Company” or “Paxson”), the owner and operator of the nation’s largest broadcast television station group and the PAX TV network reaching 88% of U.S. households (approximately 95 million homes), today reported its unaudited financial results for the quarter ended September 30, 2003.

Financial Performance:

•	The Company’s EBITDA (as defined later in this press release) for the third quarter of 2003 increased to $12.9 million, compared to the Company’s EBITDA of negative $1.4 million for the third quarter of 2002.

•	Gross revenues for the third quarter of 2003 decreased 3% to $75.0 million, compared to $77.1 million for the third quarter of 2002. This decrease was primarily due to the sale of certain of the Company’s television stations in connection with the execution of the Company’s $100 million liquidity plan and lower network revenues resulting from the modification of the Company’s programming schedule in January 2003.

•	The Company’s free cash flow (as defined later in this press release) was negative $11.5 million for the third quarter of 2003, due primarily to the semi-annual interest payment on the Company’s 10 3/4% senior subordinated notes. This represents a $15.5 million improvement compared to negative free cash flow of $27.0 million for the third quarter of 2002.

•	The Company’s net loss attributable to common stockholders was $54.0 million for the third quarter of 2003, compared to a net loss attributable to common stockholders of $72.5 million for the third quarter of 2002, an improvement of $18.4 million.

•	The Company’s cash flow from operating activities was negative $6.3 million for the third quarter of 2003, an improvement of $13.8 million, compared to negative $20.1 million in the third quarter of 2002.

The Company’s EBITDA for the three months ended September 30, 2003 was $12.9 million, compared to negative $1.4 million for the three months ended September 30, 2002. The Company’s EBITDA for the nine months ended September 30, 2003 was $45.3 million, compared to $9.6 million for the nine months ended September 30, 2002. The Company’s EBITDA improvement for the three months ended September 30, 2003 was due to a significant reduction in operating expenses resulting from the consolidation of certain of the Company’s business operations that occurred during the fourth quarter of 2002. In addition, the Company has significantly reduced its programming expenses for the PAX TV Network through modifications in the programming schedule to air infomercial programming during day-time hours effective January 4, 2003.

Gross revenues for the three months ended September 30, 2003 decreased 3% to $75.0 million, compared to $77.1 million for the three months ended September 30, 2002. Net revenues for the three months ended September 30, 2003 decreased 3% to $64.2 million, compared to $66.3 million for the three months ended September 30, 2002. The decrease in revenues for the third quarter of 2003 was primarily due to the sale of certain television stations as well as lower network revenues resulting from the modification of the Company’s programming schedule in January 2003. Gross revenues for the nine months ended September 30, 2003 decreased 1% to $234.6 million, compared to $236.5 million for the nine months ended September 30, 2002. Net revenues for the nine months ended September 30, 2003 decreased 1% to $200.7 million, compared to $203.7 million for the nine months ended September 30, 2002.

The Company believes that net loss attributable to common stockholders is the financial measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) that is most directly comparable to EBITDA. The Company’s net loss attributable to common stockholders was $54.0 million, or $0.80 per share, for the three months ended September 30, 2003, compared to a net loss of $72.5 million, or $1.12 per share, for the three months ended September 30, 2002. The Company’s net loss attributable to common stockholders was $94.5 million, or $1.40 per share, for the nine months ended September 30, 2003, compared to a net loss of $338.7 million, or $5.22 per share, for the nine months ended September 30, 2002. The net loss for the nine months ended September 30, 2002 includes additional tax expense of $125.9 million which, standing alone, constitutes a loss of $1.94 per share, to increase the Company’s deferred tax asset valuation allowance resulting from the adoption of SFAS No. 142, “Goodwill and Other Intangible Assets.” Included in this press release is a table set forth below under “Reconciliation of Non-GAAP Measures” that reconciles EBITDA with the Company’s net loss attributable to common stockholders as derived from the Company’s financial statements.

Paxson’s Chairman and Chief Executive Officer, Lowell “Bud” Paxson, commented, “For the third consecutive quarter, our focus on cost control and the implementation of our strategic plan have allowed us to deliver dramatic EBITDA and free cash flow improvements. With over $100 million of cash on hand and no maturing securities until 2006, we remain focused on continuing to drive EBITDA growth while preserving our liquidity as we look to maximize the value of our unique national distribution platform.”

Commenting on the outlook for the fourth quarter, Paxson Chief Financial Officer Tom Severson said, “We currently expect our fourth quarter EBITDA to be in the $11 million to $13 million range, compared to $7.4 million for the fourth quarter of 2002. We currently expect our revenues for the fourth quarter of 2003 to be down low single digits compared to the fourth quarter of 2002.”

Balance Sheet Analysis:

The Company’s cash and short-term investments decreased during the quarter by $24.3 million to $100.1 million as of September 30, 2003. The decrease in cash and short-term investments during the quarter primarily resulted from the semi-annual interest payment of $10.8 million on the Company’s 10 3/4% senior subordinated notes as well as repayments totaling $11.0 million on the Company’s revolving credit facility to allow for the issuance of letters of credit. The Company’s total debt decreased $0.6 million during the quarter to $919.2 million as of September 30, 2003. The decrease in total debt for the quarter resulted primarily from the previously mentioned repayments on the Company’s revolving credit facility offset by the accretion of interest associated with the Company’s 12 1/4% senior subordinated discount notes.

Other Financial Data:
(in thousands)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,

	2003	2002	2003	2002

	(Unaudited)		(Unaudited)
EBITDA (a)	$12,913	$(1,369)	$45,315	$9,646

Operating (loss) income	$(3,032)	$(18,130)	$51,019	$(39,556)

Net loss attributable to common stockholders	$(54,024)	$(72,461)	$(94,484)	$(338,655)

Program rights payments and deposits	$6,759	$32,966	$27,234	$91,931

Payments for cable distribution rights	$1,313	$135	$2,813	$3,392

Capital expenditures	$5,200	$6,891	$16,374	$26,026

Free cash flow (b)	$(11,465)	$(26,983)	$(3,321)	$(77,153)

Cash flows (used in) provided by operating activities	$(6,265)	$(20,092)	$13,053	$(51,127)

Cash flows (used in) provided by investing activities	$(7,111)	$(5,166)	$76,384	$(30,695)

Cash flows (used in) provided by financing activities	$(12,897)	$4,518	$(17,099)	$21,331

(a)	“EBITDA” is defined as operating income (loss) plus depreciation, amortization, stock-based compensation, programming net realizable value adjustments, restructuring charges, time brokerage and affiliation fees, and reserve for state taxes minus gain (loss) on sale or disposal of broadcast assets. EBITDA does not purport to represent net loss attributable to common stockholders as reported in the Company’s consolidated statements of operations or cash provided by operating activities as reflected in the Company’s consolidated statements of cash flows, is not a measure of financial performance under generally accepted accounting principles, and should not be considered in isolation. Management believes the presentation of EBITDA is relevant and useful because EBITDA is a measurement industry analysts utilize when evaluating the Company’s operating performance. Management also believes EBITDA enhances an investor’s understanding of the Company’s results of operations because it measures the Company’s operating performance exclusive of interest and other non-operating and non-recurring items as well as non-cash charges for depreciation, amortization and stock-based compensation. In addition, the Company has consistently provided this measurement in previous earnings releases and believes it is important to provide investors and other interested persons with a consistent basis for comparison between quarters. In evaluating EBITDA, investors should consider various factors including its relationship to the Company’s reported operating income (loss), net loss attributable to common stockholders and cash flows from operating activities. Investors should be aware that EBITDA may not be comparable to similarly titled measures presented by other companies and could be misleading unless all companies and analysts calculate such measures in the same manner. EBITDA is not indicative of the Company’s cash flows from operations and therefore does not represent funds available for the Company’s discretionary use.

(b)	“Free cash flow” is defined as cash flows provided by (used in) operating activities minus capital expenditures. Free cash flow does not purport to represent cash provided by operating activities as reflected in the Company’s consolidated statements of cash flows, is not a measure of financial performance under generally accepted accounting principles, and should not be considered in isolation. Management believes the presentation of free cash flow is relevant and useful because free cash flow measures cash generated by (or used in) operations net of funds required for capital reinvestment and is a measurement industry analysts utilize when evaluating the Company’s operating performance.

Reconciliation of Non-GAAP Measures

EBITDA is not a performance measure in accordance with GAAP and the use of EBITDA is not meant to replace or supersede any information presented in accordance with GAAP. The following table provides a reconciliation between EBITDA (a non-GAAP financial measure) and net loss attributable to common stockholders (the GAAP financial measure that the Company believes is most directly comparable to EBITDA):

(in thousands)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,

	2003	2002	2003	2002

	(Unaudited)		(Unaudited)
Net loss attributable to common stockholders	$(54,024)	$(72,461)	$(94,484)	$(338,655)
Add: Interest Expense	24,454	21,988	69,147	63,021
Add: Dividends on mandatorily redeemable preferred stock	13,420	—	13,420	—
Add: Depreciation and Amortization	10,018	4,472	31,928	41,338
Add: Dividends and accretion on redeemable and convertible preferred stock	11,401	29,073	58,631	87,271
Add: Loss on Extinguishment of Debt	—	—	—	17,552
Add: Reserve for State Taxes	2,915	—	2,915	—
Add: Adjustment of Programming to Net Realizable Value	—	—	1,066	2,900
Add: Stock-Based Compensation	1,223	1,216	9,734	3,091
Add: Time Brokerage and Affiliation Fees	1,100	1,088	3,302	2,990
Add: Income Taxes	3,619	3,501	8,922	132,905
Less: Interest Income	(900)	(778)	(2,573)	(1,652)
Less: Other Income and Expense	(1,002)	547	(2,044)	2
Less: Restructuring Charges (Credits)	18	(65)	29	(467)
Less: Loss (gain) on sale or disposal of broadcast assets	671	50	(54,678)	(650)

EBITDA	$12,913	$(1,369)	$45,315	$9,646

The Company is unable to estimate its net loss attributable to common stockholders for the fourth quarter of 2003 because information relating to the timing and amount of future gains on the sale of broadcast assets, adjustments of programming to net realizable value, restructuring charges, income taxes or other income and expense is not accessible on a forward-looking basis, and the probable significance of this information is therefore not determinable. The Company can, however, estimate the following items for the fourth quarter of 2003: interest expense, which is expected to be approximately $23 million; dividends on mandatorily redeemable preferred stock which are expected to be $14 million, depreciation and amortization, which is expected to be approximately $11 million; dividends and accretion on redeemable and convertible preferred stock, which are expected to be $12 million; stock based compensation, which is expected to be approximately $1 million; time brokerage and affiliation fees, which are expected to be approximately $1 million; and interest income, which is expected to be approximately $1 million. These estimates reflect the

Company’s third quarter 2003 adoption of Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”.

Free cash flow is not a performance measure in accordance with GAAP and the use of free cash flow is not meant to replace or supersede any information presented in accordance with GAAP. The following table provides a reconciliation between free cash flow (a non-GAAP financial measure) and cash flows provided by (used in) operating activities (the GAAP financial measure that the Company believes is most directly comparable to free cash flow):

(in thousands)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,

	2003	2002	2003	2002

	(Unaudited)		(Unaudited)
Cash flows provided by (used in) operating activities	$(6,265)	$(20,092)	$13,053	$(51,127)
Less: capital expenditures	(5,200)	(6,891)	(16,374)	(26,026)

Free cash flow	$(11,465)	$(26,983)	$(3,321)	$(77,153)

Forward-Looking Statements:

This press release contains forward-looking statements that involve risks and uncertainties. All statements herein that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including the Company’s estimates of financial performance and such things as business strategy, measures to implement strategy, competitive strengths, goals, references to future success and other events are generally forward-looking statements.

The Company’s actual results may differ materially from its estimates. Whether actual results, events and developments will conform with the Company’s expectations is subject to a number of risks and uncertainties and important factors, many of which are beyond the control of the Company. Among the risks and uncertainties which could cause the Company’s actual results to differ from those contemplated by its forward-looking statements are the risk that the Company may not be able to successfully develop its television operations to the point where these operations generate sufficient cash flow to enable the Company to meet its financial obligations, including the financial covenants under its senior credit facility; the restrictions on the Company’s ability to pursue strategic alternatives arising under the Company’s agreements with NBC; the Company’s high level of indebtedness and redeemable preferred stock and significant debt service requirements; the effects of government regulations and changes in the laws affecting the Company’s business; industry and economic conditions; and the risks and uncertainties contained in the Company’s periodic reports filed with the Securities and Exchange Commission. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the results, events or developments referenced herein will occur or be realized.

The Company is providing public dissemination through this press release of certain estimates for its fourth quarter 2003 financial performance. The Company expressly disclaims any current intention to update its estimates.

Paxson Conference Call:

The senior management of Paxson will hold a conference call to discuss the Company’s third quarter results on Wednesday, November 12, 2003 at 5:30 p.m. EST. To access the teleconference, please dial 888-989-6413 (U.S.), 210-234-0002 (Int’l), passcode “Paxson”, ten minutes prior to the start time. The teleconference will also be available via live webcast on the investor relations portion of the Company’s website, located at www.pax.tv/investors. If you cannot listen to the teleconference at its scheduled time, there will be a replay available through November 14, 2003, which can be accessed by dialing 800-759-8643 (U.S.) or 402-998-1045 (Int’l), after which time the information in the webcast, including the Company’s estimates of fourth quarter financial performance, should not be relied upon. The webcast will also be archived on the Company’s website for twelve months following the conference call.

About Paxson Communications Corporation:

Paxson Communications Corporation owns and operates the nation’s largest broadcast television distribution system and PAX TV, family television. PAX TV reaches 88% of U.S. television households via nationwide broadcast television, cable and satellite distribution systems. PAX TV’s 2003 fall season features all new episodes of returning original drama series including, “Doc,” starring recording artist Billy Ray Cyrus and “Sue Thomas: F.B.Eye,” starring Deanne Bray. Other original PAX series include “It’s A Miracle” with new host, Roma Downey, “Candid Camera,” with hosts Peter Funt and Dina Eastwood and “Animal Tails,” with Mark Curry. For more information, visit PAX TV’s website at www.pax.tv.

PAXSON COMMUNICATIONS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except share and per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

	(Unaudited)		(Unaudited)
REVENUES:
Gross revenues	$75,028	$77,130	$234,578	$236,522
Less: agency commissions	(10,833)	(10,874)	(33,921)	(32,859)

Net revenues	64,195	66,256	200,657	203,663

EXPENSES:
Programming and broadcast operations	13,158	12,342	38,832	37,509
Program rights amortization	11,359	19,973	35,856	58,388
Selling, general and administrative	26,765	35,310	80,654	99,127
Business interruption insurance proceeds	—	—	—	(1,007)
Time brokerage and affiliation fees	1,100	1,088	3,302	2,990
Stock-based compensation	1,223	1,216	9,734	3,091
Adjustment of programming to net realizable value	—	—	1,066	2,900
Restructuring charges (credits)	18	(65)	29	(467)
Reserve for state taxes	2,915	—	2,915	—
Depreciation and amortization	10,018	14,472	31,928	41,338

Total operating expenses	66,556	84,336	204,316	243,869
(Loss) gain on sale or disposal of broadcast assets	(671)	(50)	54,678	650

Operating (loss) income	(3,032)	(18,130)	51,019	(39,556)

OTHER INCOME (EXPENSE):
Interest expense	(24,454)	(21,988)	(69,147)	(63,021)
Dividends on mandatorily redeemable preferred stock	(13,420)	—	(13,420)	—
Interest income	900	778	2,573	1,652
Other expenses, net	477	(1,027)	312	(919)
Loss on extinguishment of debt	—	—	—	(17,552)
Gain on modification of program rights obligations	525	480	1,732	917

Loss before income taxes	(39,004)	(39,887)	(26,931)	(118,479)
Income tax provision	(3,619)	(3,501)	(8,922)	(132,905)

Net loss	(42,623)	(43,388)	(35,853)	(251,384)
Dividends and accretion on redeemable and convertible preferred stock	(11,401)	(29,073)	(58,631)	(87,271)

Net loss attributable to common stockholders	$(54,024)	$(72,461)	$(94,484)	$(338,655)

Basic and diluted loss per common share	$(0.80)	$(1.12)	$(1.40)	$(5.22)

Weighted average shares outstanding	67,752,309	64,880,466	67,406,838	64,838,487